SUBSCRIPTION AGREEMENT FACE PAGE
(United States Subscribers)

FACT CORPORATION

Purchased Security:
Units consisting of one share of Class A common stock and two share purchase warrants, being Class A and Class B warrants; Class A warrants to purchase an additional share of Class A common stock at US$0.30 per share within one (1) calendar year; Class B warrants to purchase an additional share of Class A common stock at $0.35 per share within two (2) calendar years.

Subscription Price Per Unit:	US$0.25 per Unit

Number of Units

Minimum Investment:
NO MINIMUM

(Investment Minimums may apply in certain jurisdictions.  Please refer to the advice provided in this subscription agreement or check with the Corporation as to the minimum subscription for the subscriber’s jurisdiction)

NOTE:                      THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS SUBSCRIPTION AGREEMENT FACE PAGE, SIGN AND COMPLETE EACH OF THE AGREEMENT AND SCHEDULE “A” AND RETURN ONE FULLY EXECUTED COPY OF EACH OF THESE DOCUMENTS WITH THE SUBSCRIPTION PRICE PAYABLE TO FACT CORPORATION, 1530 9TH AVENUE, S.E., CALGARY, ALBERTA, T2G OT7, CANADA.

PARTICULARS OF SUBSCRIBER

If an Individual:	If a Corporation:

Full Name	Full Corporate Name

Residential Address	Head Office Address

City State Zip Code	City State Zip Code

Telephone Fax	Attention

Social Security Number	Telephone Fax

IRS Employer Identification Number
EACH SUBSCRIBER MUST COMPLETE SCHEDULE A ATTACHED HERETO.

Registration Instructions:	Deliver To:

Name	Address

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Telephone Number

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS, OF ANY STATE OF THE UNITED STATES.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE UNITED STATES OR BY OR ON BEHALF OF U.S. PERSONS (AS DEFINED HEREIN) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(United States Subscribers)

Personal & Confidential

TO:           FACT CORPORATION

 PURCHASE OF UNITS CONSISTING OF

ONE SHARE OF CLASS A COMMON STOCK AND TWO WARRANTS, CLASS A AND CLASS B.

Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from FACT Corporation, a Colorado corporation (the “Corporation”), subject to the terms and conditions set forth herein, that number of Units (the “Units”) set forth on the Subscription Agreement Face Page (the “Face Page”), at the subscription price of US$0.25 (the “Subscription Price”) per Unit for a total investment as set forth on the Face Page.  Each Unit consists of one (1) Share of Common Stock of the Corporation (the “Common Stock”) and a Class A warrant entitling the holder to purchase an additional share of Common Stock at any time on or before the first anniversary of the issuance of such warrant at an exercise price of US$0.30  per share, and a Class B entitling the holder to purchase an additional share of Common Stock at any time on or before the second anniversary of the issuance of such warrant at an exercise price of US$0.35  per share (the “Warrants”). The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares”.  The Units, Common Stock, Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

The Subscriber agrees to pay to the Corporation the Subscription Price for the Units subscribed for hereunder by delivering to the Corporation, concurrent upon the execution of this private placement subscription agreement (“Agreement”), a wire transfer, a certified cheque, bank draft or money order for the full amount of the Subscription Price for the Units subscribed for hereunder.  The Subscriber hereby acknowledges that the acceptance of the subscription is subject to rejection or allotment, in whole or in part, by the Corporation. The Subscriber acknowledges that the Units subscribed for hereunder form part of a larger private placement (the “Private Placement”) of up to a maximum of US$750,000. Unless otherwise indicated, references in this Agreement to “$” or “dollars” refer to the currency of the United States of America.  No fractional shares of the Corporation will be issued.

The Subscriber acknowledges that the Units are being sold by the Corporation in the United States of America (the “US”) and in other jurisdictions where it is legal to do so.  Subject to the terms hereof, the subscription will be effective upon its acceptance by the Corporation.  The Private Placement may be subject to minimum subscriptions for different jurisdictions.  Each subscriber should check in this form to see if the subscription amount meets the requirements in their respective jurisdiction or contact the Corporation in regard to the required minimum subscription required for the investor’s subscribing jurisdiction.  The Private Placement is not subject to minimum aggregate subscription level except for those minimum subscriptions required for each jurisdiction and, upon closing, all subscription proceeds will be retained by the Corporation in accordance with the terms hereof.  Subscription proceeds may be accepted in one or more closings of this Private Placement.  The closing of the Private Placement will be subject to receipt of all applicable regulatory approvals.

Description of Units

The sale and delivery of the Units subscribed for hereby is conditional upon such sale being exempt from the prospectus requirements of any applicable statute relating to the sale of such Units or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing, or delivering a prospectus.

The Securities may only be resold in compliance with applicable securities legislation. Subscribers should note that the Securities will be subject to statutory restrictions upon resale, including hold periods, and that the certificates representing such Shares will bear a legend to that effect. Subscribers are advised to consult with their legal advisors in respect of restrictions on resale and the suitability of an investment in the Securities offered hereby.

 THE SECURITIES OFFERED HEREBY, HAVE NOT BEEN FILED OR REGISTERED WITH OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. NO STATE SECURITIES LAW ADMINISTRATOR HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR THE ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Payment

The full amount of the Subscription Price for the Units subscribed for hereunder must accompany this Agreement and shall be paid by wire transfer, certified cheque, bank draft or money order made payable to FACT Corporation [or by such other means as FACT shall direct].

Wire transfers are to be sent pursuant to the following wire transfer instructions:

Institution:                        Bank of America San Francisco

SWIFT:                             BOFAUS3N
ABA#:
Acct with institution:

Then, for further credit to…

Institution:                       ATB Financial
Calgary Main - Stephen Avenue
239 - 8th Ave SW
Calgary, Alberta T2P 1B9
Tel: (403) 974-5700, Fax: (403) 974-5741
Institution Number:
Transit Number:
Account Name:                  FACT Corporation
Address:                             1530 9th Ave S.E., Calgary, Alberta T2G 0T7
Account Number:
Notation:                             For subscription of shares of FACT Corporation.

Subscription Procedures

The Subscriber undertakes to complete, sign and return the following documents along with one (1) executed copy of this Agreement to the Corporation:

(a)	Schedule “A”, if the Subscriber is a resident of the US, the Certificate of U.S. Person;

The Subscriber shall complete, sign and return to the Corporation as soon as possible on request by the Corporation any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

Closing

Delivery of and payment for the Units (the “Closing”) will be completed at the offices of the Corporation on or before the close of business on December 31, 2009 (the “Closing Time”) or such earlier or later date or time as the Corporation shall determine (the “Closing Date”).

The Closing will only take place in accordance with all related applicable regulatory approvals and requirements.

Certificates representing the Common Stock and the Warrants will be available for delivery against payment to the Corporation of the full amount of the aggregate Subscription Price for the Units subscribed for hereunder in freely transferable US funds.

Representations, Warranties, Acknowledgements and Covenants of the Subscriber

The Subscriber hereby represents, warrants, acknowledges and covenants to the Corporation (which representations, warranties, acknowledgments and covenants shall be true and correct on the date thereof and at the Closing Date, with the same force and effect as if they had been made as at the Closing Date and which shall survive Closing) and acknowledges that the Corporation and its counsel, are relying thereon, that:

US Subscribers

(a)           the Subscriber is a resident of the US and

(i)
is either: (i) an “accredited investor” as such term is defined in Schedule “A” attached hereto, which is incorporated herein in its entirety; or (ii) the Subscriber either alone or with its “purchaser representative(s)” (as such term is defined in Schedule “A”) has such experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities; and

(ii)
the Subscriber has properly complied with and duly executed the Certificate of US Person attached to this Agreement as Schedule “A” and confirms the truth and accuracy of all statements made by the Subscriber in such certificate.

(b)
the Subscriber is purchasing the Securities for the undersigned's own account, with the intention of holding the Securities, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those law;

(c)           the Subscriber is aware that the purchase of the Securities is a speculative investment involving a highdegree of risk and that there is no guarantee that the undersigned will realize any gain from thisinvestment, and that the Subscriber could lose the total amount of the Subscriber's investment:

(d)
the Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering of the Securities for investment, or any recommendation or endorsement of this Offering of the Securities:

(e)           the Subscriber has been independently advised as to restrictions with respect to trading in the Securitiesimposed by applicable securities legislation in the jurisdiction in which it resides, confirms that norepresentation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except pursuant to exemptions under applicable securities legislation and regulatory policy and that the Securities will be subject to resale restrictions and will bear a legend to this effect;

(f)           the Securities have not been registered under the 1933 Act, or under any state securities or “blue sky” laws,and therefore cannot be offered or sold in the United States without registration under the 1933 Act and thesecurities laws of all applicable states of the United States, unless an exemption from registration is available or registration is not required pursuant to Rule 144 of Regulation D or Regulation S under the 1933 Act and the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

(g)
the Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions or exclusions from the registration requirements of United States federal and state securities laws and applicable Canadian securities laws and that the Corporation is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities;

(h)
the decision to execute this Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation, and that the decision is based entirely upon its review (the receipt of which is acknowledged) of information which has been filed by the Corporation with the applicable securities commissions or exchange in compliance, or intended compliance with applicable securities legislation, including any of the Corporation's financial information currently available. The Subscriber understands that its investment in the Units involves a high degree of risk.  The Subscriber has sought such accounting, legal and tax advice, as it has considered necessary, to make an informed investment decision with respect to its acquisition of the Units;

(i)
The Subscriber understands that: (i) the Units and the Securities have not been registered under the 1933 Act or any applicable state securities laws, and may not be offered for sale, sold, pledged, assigned or otherwise transferred unless (A) subsequently registered thereunder, or (B) such Subscriber shall have delivered to the Corporation an opinion of counsel in a form reasonably acceptable to the Corporation to the effect that such securities to be sold, assigned, pledged or otherwise transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements. The Corporation reserves the right to place stop transfer instructions against the shares and certificates for the Securities;

(j)
The Subscriber understands that the certificates or other instruments representing the Common Stock, Warrants and the Warrant Shares and all certificates issued in substitution thereof and in exchange therefore shall bear restrictive legends in substantially the following forms (and a stop-transfer order may be placed against transfer of such share certificates), until such time as it is no longer required under applicable securities laws:

THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR SUCH SECURITIES ARE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAW AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

WITHOUT COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [FOUR MONTHS AND ONE DAY AFTER ISSUANCE].

The legends set forth above shall be removed and the Corporation within two (2) business days shall issue a certificate without such legend to the holder, unless the legend is otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Common Stock, Warrants and Warrant Shares are registered under the 1933 Act and applicable state securities laws or (ii) in connection with a sale transaction, after such holder provides the Corporation with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Corporation, to the effect that a public sale, assignment or transfer of the Common Stock, Warrants and Warrant Shares may be made without registration under the 1933 Act;

(k)
the Subscriber has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(l)	this Agreement is not enforceable by the Subscriber unless and until it has been accepted by the Corporation;

(m)	is resident at the address set out on the Face Page as the Subscriber’s “Residential Address” or “Head Office Address”;

(n)	will not resell any part of the Securities, except in accordance with the provisions of applicable securities legislation;

(o)	if an individual, the Subscriber is of full age of majority and is legally competent to execute this Agreement and take all action pursuant thereto;

(p)	this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(q)
understands that the sale and delivery of the Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(r)
if the Subscriber is a corporation, syndicate, partnership or other form of unincorporated organization, the person executing this Agreement on behalf of the Subscriber has the necessary power and authority to do so and the investment contemplated hereby has been duly authorized by all necessary action of the undersigned;

(s)
if required by applicable securities legislation, policy or order or securities commission, or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Securities;

(t)
it has had access to such additional information and has made such investigations, if any, concerning the Corporation as it has considered necessary so as to make an informed investment decision in connection with an investment in the Securities and it has not received, nor has it requested, nor does it have any need to receive, any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision with respect to the Securities;

(u)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able, by virtue of its net worth and knowledge and experience in financial and business matters, to protect its own interests in connection with the investment and bear the economic loss of such investment without substantially affecting its assets or business affairs;

(v)
it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Securities and any Shares issuable in exchange therefore or in substitution thereof in order to implement the restrictions on transfer set forth herein;

(w)
as the Securities are subject to resale restrictions under applicable securities legislation and policies the Subscriber shall comply with all relevant securities legislation and policies concerning any resale of the Securities and shall consult with its own legal advisers with respect to such compliance; and

(x)
the Subscriber acknowledges that the foregoing representations, warranties and acknowledgments and covenants are made by it with the intent that they may be relied upon in determining its eligibility to purchase the Securities under relevant securities legislation. The Subscriber further agrees that by accepting the Securities subscribed for pursuant hereto, at Closing Time, it shall be representing and warranting that the foregoing representations, warranties and acknowledgments and covenants are true as at the Closing Time with the same force and effect as if they had been made by it as at the Closing Time and will survive the completion of the sale of such Shares. The Corporation shall be entitled to rely on the representations, warranties, acknowledgments and covenants of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Corporation for any loss or damage it may suffer as a result of any misrepresentation by the Subscriber.

Representations and Warranties of the Corporation

The Corporation represents and warrants to the Subscriber that, as of the date of this Agreement and at the Closing:

(a)           it has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the State of Nevada, and is duly qualified to carry on business in the State of Colorado and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary;

(b)           it has the full corporate right, power and authority to execute this Agreement, and to issue the Securities to the Subscriber pursuant to the terms of this Agreement;

(c)           the execution and delivery of and the performance by the Corporation of this Agreement will not constitute a breach of or default under the organizational documents of the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

(d)           the Shares will be fully paid and non-assessable and when the exercise price for the Warrants has been paid, the Warrant Shares will be fully paid and non-assessable; and

(e)           there is no suit, action, claim, investigation or inquiry by any person or entity or any administrative agency or governmental body, and no legal, administrative or arbitration proceeding pending, or to the Corporation's knowledge, threatened against the Corporation which has or will materially affect the Corporation's ability to consummate the transactions herein contemplated.

Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

Appointment of the Corporation as Agent

The Subscriber hereby irrevocably authorizes the Corporation to:

(a)           negotiate and settle the form of any other agreement to be entered into in connection with this Private Placement and to waive in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Corporation may determine, acting reasonably, without in any way affecting the Subscriber's obligations or the obligations of others;

(b)           swear, execute, file and record on its behalf, this Agreement and any documents necessary to accept delivery of the Units on the Closing Date, and to terminate this subscription on behalf of the Subscriber in the event that any condition precedent to this Private Placement has not been satisfied;

(c)           act as its representative at the Closing, to release the funds representing the Total Subscription Price, and to execute in its name and on its behalf all closing receipts and documents required;

(d)           complete or correct any errors or omissions in any form or document provided by the Subscriber;

(e)           approve any opinions, certificates or other documents addressed to the Subscriber; and

(f)           receive on its behalf certificates representing the Units subscribed.

Governing Law

This Agreement shall be construed and interpreted, and the rights and obligations of the parties arising hereunder governed, by the laws of the State of Colorado. The parties agree that the courts of Colorado shall have exclusive jurisdiction over any dispute, termination or breach of any kind or nature whatsoever arising out of or in connection with this Agreement.

Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto, the completion of the issue of Shares and any subsequent disposition by the Subscriber of any of the Securities.

Assignment

This Agreement is not transferable or assignable.

Execution

The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

Counterparts

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Subscriber or by any third party.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first mentioned.

(Name of Subscriber - Please type or print)	(Signature and, if applicable, Office)

If the Subscriber is signing, as agent for a principal and the Subscriber is not a trust company signing as trustee or as an agent for a fully managed account, please complete the following:

(Name of Beneficial Purchaser - Please type or print)	(Address of Subscriber)

(Signature and, if applicable, Office)	(City, State, Zip code of Subscriber)

ACCEPTANCE

The Corporation hereby accepts the above-mentioned Agreement.

DATED at                    , as of the ______ day of                               , 2009.

FACT CORPORATION

Per:
Authorized Signatory

United States Subscribers must complete this form

SCHEDULE “A”

CERTIFICATE OF U.S. PERSON

A “United States Subscriber” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended.  This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in Shares not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The Subscriber covenants, represents and warrants to FACT Corporation (the “Issuer”) that:

(a)
it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b)
it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities.  The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Shares.  In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(c)
it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act of 1933 or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“The Securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).  The holder hereof, by purchasing such Securities, agrees for the benefit of the Issuer that such Securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation.”

(d)
it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(e)
if an individual, it is a resident of the state or other jurisdiction listed in its address on the Face Page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to purchase the Issuer’s Shares is the address listed on the Face Page of the Subscription Agreement.

(f)
either alone or with its purchaser representative1, it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(g)
the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to it;

(h)
it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States Securities laws; and

(i)	if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless

(i)           the sale is to the Issuer;

(ii)
the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)
the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state Securities or “Blue Sky” laws; or

(iv)
the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of Shares, and, in the case of clauses (ii) or (iii) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer.

The Subscriber, by initially one of the categories below, represents and warrants to the Issuer that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
Category 5.	An investment company registered under the Investment Issuer Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.
A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

Category 9.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
Category 11.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

Category 12.	A director, executive officer or general partner of the Issuer; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or
Category 14.
A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.
A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES SUBSCRIBERS NEED TO COMPLETE AND SIGN

Date:

Duly authorized signatory for Subscriber

(Print name of Subscriber)

Duly authorize signature for Purchaser Representative, if any

(Print name of Purchaser Representative, if any)

1.  For purposes hereof, “purchaser representative” means any person who satisfies all of the following conditions or who the issuer reasonably believes satisfies all of the following conditions:

1.
Is not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer, except where the purchaser is:

i.	A relative of the purchaser representative by blood, marriage or adoption and not more remote than a first cousin;

ii.
A trust or estate in which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)1(iii) of this section collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as trustee, executor, or in any similar capacity; or

iii.
A corporation or other organization of which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)(1)(ii) of this section collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests;

2.
Has such knowledge and experience in financial and business matters that he is capable of evaluating, alone, or together with other purchaser representatives of the purchaser, or together with the purchaser, the merits and risks of the prospective investment;

3.
Is acknowledged by the purchaser in writing, during the course of the transaction, to be his purchaser representative in connection with evaluating the merits and risks of the prospective investment; and

4.
Discloses to the purchaser in writing a reasonable time prior to the sale of securities to that purchaser any material relationship between himself or his affiliates and the issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.